As filed with the Securities and Exchange Commission on July 3, 2019

Registration No. 333-232144

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BARCLAYS BANK PLC

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s name into English)

England	13-4942190
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place

London E14 5HP, United Kingdom

Tel. No: 011-44-20-7116-1000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Barclays Bank PLC

745 Seventh Avenue, New York, New York 10019

Tel. No: 212-526-7000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

David I. Gottlieb

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU, United Kingdom

Tel. No: 011-44-20-7614-2200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Senior Debt Securities
Dated Subordinated Debt Securities
Warrants
Preference Shares(3)
American Depositary Shares(4)
Total	—	—	$20,081,600,000	$2,433,889.92

(1)

The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 457(o) under the Securities Act. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities and as may be offered or sold by affiliates of the Registrant in market-making transactions. No separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this Registration Statement shall not exceed $20,081,600,000 in U.S. dollars or the equivalent at the time of offering in any other currency, subject to note (2) below.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement will include an amount of unsold securities that were previously registered by the Registrant pursuant to Registration Statement No. 333-212571 (the “Prior Registration Statement”), for which the Registrant paid a registration fee. In accordance with SEC rules, the Registrant may continue to use the Prior Registration Statement to offer and sell any unsold securities until this Registration Statement is declared effective. Prior to the effectiveness of this Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the amount of any unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the filing fee paid in connection with such unsold securities, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In addition, pursuant to Rule 457(p) under the Securities Act, the current registration fee of $2,433,890 is offset by $1,091,964.60 of the registration fee previously paid with respect to $8,770,800,000 aggregate principal amount of unissued securities that were registered pursuant to the Prior Registration Statement, resulting in a net registration fee of $1,341,925.32 for this Registration Statement. This net registration fee has been previously paid and no additional registration fee is due with respect to this filing.

(3)	The Preference Shares may be represented by American Depositary Shares.
(4)

American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the Preference Shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-145829), as amended from time to time.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (File No. 333-232144), originally filed by the Registrant with the Commission on June 14, 2019, and is being filed for the purpose of filing updated consents of KPMG LLP and PricewaterhouseCoopers LLP as exhibits to the Registration Statement. The prospectus filed in Part I of the Registration Statement is not being amended hereby and has, therefore, been omitted from this Pre-Effective Amendment No. 1.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Barclays Bank PLC (the “Company”)

Article 143 of the Registrant’s Articles of Association provides:

(143.1) To the extent permitted by the Companies Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the company (other than any person (whether or not an officer of the Company) engaged by the Company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company) in relation to the Company or its affairs provided that such indemnity shall not apply in respect of any liability incurred by him:

(143.1.1) to the Company or to any associated company;

(143.1.2) to pay a fine imposed in criminal proceedings;

(143.1.3) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(143.1.4) in defending any criminal proceedings in which he is convicted;

(143.1.5) in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him; or

(143.1.6) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely:

(a) section 661(3) or (4) of the Companies Act (acquisition of shares by innocent nominee); or

(b) section 1157 of the Companies Act (general power to grant relief in case of honest and reasonable conduct).

(143.2) In articles 143.1.4, 143.1.5 or 143.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

(143.2.1) if not appealed against, at the end of the period for bringing an appeal; or

(143.2.2) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

(143.2.3) if it is determined and the period for bringing any further appeal has ended; or

(143.2.4) if it is abandoned or otherwise ceases to have effect.

(143.3) To the extent permitted by the Companies Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him:

(143.3.1) to pay a fine imposed in criminal proceedings; or

(143.3.2) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

(143.3.3) in defending criminal proceedings in which he is convicted.

For the purposes of this article, a reference to a conviction is to the final decision in the proceedings. The provisions of article 143.2 shall apply in determining when a conviction becomes final.

(143.4) Without prejudice to article 143.1 or any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Companies Act and otherwise upon such terms and subject to such conditions as the board may in its absolute discretion think fit, the board shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Companies Act (acquisition of shares by innocent nominee) or section 1157 of the Companies Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

(143.5) Where at any meeting of the board or a committee of the board any arrangement falling within article 143.4 is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 106 and he shall not be so entitled to vote or be counted in the quorum.

(143.6) To the extent permitted by the Companies Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(143.6.1) a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(143.6.2) trustee of a retirement benefits scheme or other trust in which a person referred to in article 143.6.1 above is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

The Company is subject to the provisions of the Companies Act. The relevant provisions of the Companies Act in respect of indemnification of directors and officers are sections 205, 206, 232 to 238 inclusive and 1157.

Section 205 (Exception for expenditure on defending proceedings etc.) of the Companies Act provides:

(1)	Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company—

(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him (i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or

(b) to enable any such director to avoid incurring such expenditure,

if it is done on the following terms.

(2)	The terms are—

(a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of (i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and

(b) that it is to be so repaid or discharged not later than (i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3)	For this purpose a conviction, judgment or refusal of relief becomes final—

(a) if not appealed against, at the end of the period for bringing an appeal;

(b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4)	An appeal is disposed of—

(a) if it is determined and the period for bringing any further appeal has ended, or

(b) if it is abandoned or otherwise ceases to have effect.

(5)

The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 206 (Exception for expenditure in connection with regulatory action or investigation) of the Companies Act provides:

Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company—

(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself (i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or

(b) to enable any such director to avoid incurring such expenditure.

Section 232 (Provisions protecting directors from liability) of the Companies Act provides:

(1)

Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 (Provision of insurance) of the Companies Act provides:

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 (Qualifying third party indemnity provision) of the Companies Act provides:

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director (i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)	For this purpose—

(a) a conviction, judgment or refusal of relief becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6)

The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 (Qualifying pension scheme indemnity provision) of the Companies Act provides:

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)

Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)	For this purpose—

(a) a conviction becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

Section 236 (Qualifying indemnity provision to be disclosed in directors’ report) of the Companies Act provides:

(1)	This section requires disclosure in the directors’ report of—

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision.”

(2)

If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3)

If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4)

If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5)

If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.

Section 237 (Copy of qualifying indemnity provision to be available for inspection) of the Companies Act provides:

(1)	This section has effect where qualifying indemnity provision is made for a director of a company, and applies—

(a) to the company of which he is a director (whether the provision is made by that company or an associated company), and

(b) where the provision is made by an associated company, to that company.

(2)	That company or, as the case may be, each of them must keep available for inspection—

(a) a copy of the qualifying indemnity provision, or

(b) if the provision is not in writing, a written memorandum setting out its terms.

(3)	The copy or memorandum must be kept available for inspection at—

(a) the company’s registered office, or

(b) a place specified in regulations under section 1136.

(4)	The copy or memorandum must be retained by the company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.

(5)	The company must give notice to the registrar—

(a) of the place at which the copy or memorandum is kept available for inspection, and

(b) of any change in that place,

unless it has at all times been kept at the company’s registered office.

(6)

If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the company who is in default.

(7)

A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(8)	The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.

(9)	In this section “qualifying indemnity provision” means—

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Section 238 (Right of member to inspect and request copy) of the Companies Act provides:

(1)	Every copy or memorandum required to be kept by a company under section 237 must be open to inspection by any member of the company without charge.

(2)	Any member of the company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum.

The copy must be provided within seven days after the request is received by the company.

(3)	If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the company who is in default.

(4)

A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(5)	In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it.

Section 1157 (Power of court to grant relief in certain cases) of the Companies Act provides:

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against—

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)

Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

In addition, Barclays Bank PLC has procured directors’ and officers’ liability insurance, for the benefit of its directors and officers against suit by third parties. The terms and extent of such coverage are reviewed annually.

Item 9. Exhibits

Reference is made to the Index to Exhibits included herewith which is incorporated herein by reference.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Number		Description

1.1	—	Form of Underwriting Agreement for debt securities (incorporated by reference to Exhibit 1.1 to Post-Effective Amendment No. 1 to Form F-3 (Film No. 18632195) filed with the Securities and Exchange Commission on February 22, 2018).

1.2	—	Form of Underwriting Agreement for preference shares or preference shares in the form of American Depositary Shares.*

1.3	—	Form of Underwriting Agreement for Warrants.*

1.4	—	Amended and Restated Distribution Agreement between the Bank and Barclays Capital Inc., dated February 10, 2009 (the “Distribution Agreement”) (incorporated by reference to Exhibit 1.2 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-145845) filed with the Securities and Exchange Commission on February 10, 2009), as further amended by Amendment No. 1 to the Distribution Agreement, dated September 10, 2009 (incorporated by reference to Exhibit 99.1 to Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on September 14, 2009).

1.5	—	Accession Agreement to the Distribution Agreement, dated April 25, 2008, between the Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference Exhibit 1.2 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 27, 2008).

1.6	—	Agency Agreement, Series A, dated as of May 23, 2007, with respect to Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and UBS Financial Services Inc. (incorporated by reference to Exhibit 1.1 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.7	—	Agency Agreement, Series A, dated as of March 9, 2009, with respect to Medium Term Notes, Series A, Warrants and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and UBS Financial Services Inc. (incorporated by reference to Exhibit 1.2 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.8	—	Agency Agreement, Series A, dated as of November 20, 2006, with respect to Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and JPMorgan Securities Inc. (incorporated by reference to Exhibit 1.3 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.9	—	Amendment to Agency Agreement, Series A, dated as of December 17, 2007, with respect to Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and JPMorgan Securities Inc. (incorporated by reference to Exhibit 1.4 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.10	—	Accession Agreement, dated as of June 23, 2011, with respect to Global Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, among Barclays Bank PLC, JPMorgan Securities Inc. and Chase Investment Services Corp. (incorporated by reference to Exhibit 1.5 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

Number		Description

1.11	—	Agency Agreement, Series A, dated as of November 20, 2006, with respect to Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 1.6 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.12	—	Amendment to Agency Agreement, Series A, dated as of April 1, 2011, with respect to Global Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 1.7 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.13	—	Structured Products Selected Dealer Agreement, dated as of March 16, 2017, with respect to Global Medium Term Notes, Series A of Barclays Bank PLC, among Barclays Bank PLC, Barclays Capital Inc. and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 1.13 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-212571) filed with the Securities and Exchange Commission on February 22, 2018).

3.1	—	Articles of Association of Barclays Bank PLC (incorporated by reference to Exhibit 3.2 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on May 13, 2010).

4.1	—	Senior Debt Securities Indenture dated September 16, 2004 between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.3 to the registration statement on Form F-3 (File No. 333-126811) filed with the Securities and Exchange Commission on July 22, 2005).

4.2	—	Supplemental Indenture dated February 22, 2018 to the Senior Debt Securities Indenture dated September 16, 2004, between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-21257) filed with the Securities and Exchange Commission on February 22, 2018).

4.3	—	Form of Dated Subordinated Debt Securities Indenture between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the registration statement on Form F-3 (File No. 333-212571) filed with the Securities and Exchange Commission on July 18, 2016).

4.4	—	Form of Warrant Indenture between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-14585) filed with the Securities and Exchange Commission on February 10, 2009).

4.5	—	Form of Warrant Agreement (incorporated by reference to Exhibit 4.5 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-14585) filed with the Securities and Exchange Commission on February 10, 2009).

4.6	—	Form of Deposit Agreement dated April 25, 2006 among the Bank, The Bank of New York Mellon, as ADR depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.4 to the registration statement on Form F-3 (File No. 333-145845) filed with the Securities and Exchange Commission on August 31, 2007).

The Bank will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to other long-term debt instruments of the Barclays Bank Group.

Number		Description

5.1	—	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Registrant, as to the validity of the debt securities, warrants and preference shares represented by American Depositary Shares.**

5.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to the validity of the debt securities, warrants and preference shares.**

8.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to certain matters of United Kingdom taxation (included in Exhibit 5.2 above).

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of PricewaterhouseCoopers LLP.

23.3	—	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 above).**

23.4	—	Consent of Clifford Chance LLP (included in Exhibit 5.2 above).**

24.1	—	Powers of Attorney of certain Directors and Officers of Barclays Bank PLC.**

24.2	—	Power of Attorney of Barclays Bank PLC’s Authorized Representative in the United States.**

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.**

25.2	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.**

25.3	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.4 above.**

*	To be filed by amendment or incorporated by reference to a subsequently filed Current Report on Form 6-K.
**	Previously filed as an exhibit to the Registration Statement on Form F-3 (File No. 333-232144), filed with the SEC on June 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Barclays Bank PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on July 3, 2019.

BARCLAYS BANK PLC

By:	/s/ Steven Ewart
Name: Steven Ewart
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Executive Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated, on July 3, 2019.

Signature:	Title:

*	Chairman and Non-executive Director
Nigel Higgins

*	Interim Chief Executive Officer (Principal Executive Officer) and Executive Director
James Staley

* Steven Ewart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Executive Director

*	Non-executive Director
Peter Bernard

*	Non-executive Director
Helen Keelan

*	Non-executive Director
Maria Richter

*	Non-executive Director
Jeremy Scott

*	Non-executive Director
Alex Thursby

*	Non-executive Director
Hélène Vletter-van Dort

*	Authorized Representative in the United States
Matthew Larson

*BY :	/s/ Steven Ewart
Name: Steven Ewart
Title: Attorney in Fact